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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of TransCanada PipeLines Limited

We consent to the inclusion in this Annual Report on Form 40-F of:

  •
  our auditors' report dated February 23, 2009 on the consolidated balance sheets of TransCanada PipeLines Limited as at December 31, 2008 and 2007, and the consolidated statements of income, comprehensive income, accumulated other comprehensive income, shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 2008,

  •
  our auditors' report on the reconciliation to United States GAAP, dated February 23, 2009,

  •
  our Comments by Auditors for United States Readers on Canada-United States Reporting Differences, dated February 23, 2009, and

  •
  our Report of Independent Registered Public Accounting Firm dated February 23, 2009 on the Company's internal control over financial reporting as of December 31, 2008,

each of which is contained in this annual report on Form 40-F of the Company for the fiscal year ended December 31, 2008.

We also consent to incorporation by reference of the above mentioned audit reports and comments in TransCanada PipeLines Limited's Registration Statement on Form F-9 (Reg. No. 333-154961) dated November 3, 2008 and the Post-Effective Amendment No. 1 to Form F-9 dated January 2, 2009.

/s/ KPMG LLP
Chartered Accountants
Calgary, Canada

February 23, 2009

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  Exhibit 23.1
  CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM